Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A.
2	Nidec (Zhejiang) Corporation	China
3	Nidec (Dongguan) Limited	China
4	Nidec (Shaoguan) Limited	China
5	Nidec Korea Corporation	Korea
6	Nidec Taiwan Corporation	Taiwan
7	Nidec (H.K.) Co., Ltd.	Hong Kong
8	Nidec (Shanghai) International Trading Co., Ltd.	China
9	Nidec (Shenzhen) Co., Ltd.	China
10	Nidec (Beijing) Co., Ltd.	China
11	Nidec (New Territories) Co., Ltd.	China
12	Nidec Vietnam Corporation	Vietnam
13	Nidec Automobile Motor (Zhejiang) Corporation	China
14	Nidec Kaiyu Auto Electric (Jiangsu) Co., Ltd.	China
15	Nidec Philippines Corporation	Philippines
16	Nidec Precision Philippines Corporation	Philippines
17	Nidec Subic Philippines Corporation	Philippines
18	Nidec Singapore Pte. Ltd.	Singapore
19	PT. Nidec Indonesia	Indonesia
20	Nidec India Private Limited	India
21	Nidec Electronics (Thailand) Co., Ltd.	Thailand
22	Nidec Precision (Thailand) Co., Ltd.	Thailand
23	SC WADO Co., Ltd.	Thailand
24	Nidec Precision Malaysia Sdn. Bhd.	Malaysia
25	SC Wado Component (Cambodia) Co., Ltd.	Cambodia
26	Nidec Management Shanghai Corporation	China
27	Nidec (Dalian) Limited	China
28	Nidec Component Technology Co., Ltd.	Singapore
29	Nidec BMS Pte. Ltd.	Singapore
30	Nidec Component Technology Bangpa-In Co., Ltd.	Thailand
31	Nidec Component Technology (Thailand) Co., Ltd.	Thailand
32	Nidec Component Technology (Suzhou) Co., Ltd.	China
33	Nidec BMS (Suzhou) Co., Ltd.	China
34	PT. Nidec Component Technology Indonesia	Indonesia
35	PT. Pacific Coatings Batam	Indonesia
36	Nidec Machinery Corporation	Japan
37	Nidec Machinery (Zhejiang) Corporation	China

No.	Company name in English	Jurisdiction of Incorporation
38	Nidec Machinery (Shanghai) Co., Ltd.	China
39	Nidec Techno Motor Corporation	Japan
40	Nidec Seiko Corporation	Japan
41	Nidec Shibaura (Shanghai) International Trading Co., Ltd.	China
42	Nidec Shibaura (Zhejiang) Co., Ltd.	China
43	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
44	Nidec Shibaura (H.K.) Limited	Hong Kong
45	Nidec Motors & Actuators	France
46	Nidec Motors & Actuators (Germany) GmbH	Germany
47	NMA Property Verwaltungsgesellschaft	Germany
48	Nidec Electronics GmbH	Germany
49	Nidec Motors & Actuators (Spain) S.A.	Spain
50	Nidec Motors & Actuators (Poland) Sp. z o.o.	Poland
51	Nidec Automotive Motor Americas, LLC	U.S.A.
52	Nidec Automotive Motor Mexicana S de RL C.V.	Mexico
53	Nidec GPM GmbH	Germany
54	Nidec GPM do Brasil Automotiva Ltda.	Brazil
55	Nidec GPM Automotive Pumps (Suzhou) Co. Ltd.	China
56	Nidec Servo Corporation	Japan
57	Nidec Servo Hotaka Corporation	Japan
58	PT. Nidec Servo Batam	Indonesia
59	Nidec Servo (Hong Kong) Co., Limited	Hong Kong
60	Nidec Servo (Changzhou) Corporation	China
61	Nidec Europe B.V.	Netherlands
62	Nidec Servo Vietnam Corporation	Vietnam
63	Nidec Servo (Shanghai) Co., Ltd.	China
64	Nidec Motor Holdings Corporation	Japan
65	Nidec Americas Holding Corporation	U.S.A.
66	Nidec Motor Corporation	U.S.A.
67	Nidec Motor Canada Corporation	Canada
68	Compania de Motores Domesticos, S.A. de C.V.	Mexico
69	Rotores S.A. de C.V.	Mexico
70	Controles Electromecanicos de Mexico S.A. de C.V.	Mexico
71	Nidec Laminaciones de Acero, S.A. de C.V.	Mexico
72	Motores Reynosa, S.A. de C.V.	Mexico
73	Motores U.S. de Mexico, S.A. de C.V.	Mexico
74	U.S.E.M. de Mexico, S.A. de C.V.	Mexico
75	Nidec SR Drives Manufacturing Ltd.	United Kingdom
76	Nidec SR Drives Ltd.	United Kingdom
77	Nidec Motor (Qingdao) Corporation	China

No.	Company name in English	Jurisdiction of Incorporation
78	Nidec Motor Colombia SAS	Colombia
79	Emerson Venezuela C.A.	Venezuela
80	Nidec Motor Philippines Corporation	Philippines
81	Nidec (Beijing) Drive Technologies Co., Ltd.	China
82	Shandong China Tex Mechanical & Engineering Co., Ltd.	China
83	KB Electronics (HK) Limited	Hong Kong
84	Nidec Sole Motor Corporation S.R.L.	Italy
85	Nidec Sole Motor Hungary K.F.T.	Hungary
86	Nidec ASI S.p.A.	Italy
87	Nidec ASI GmbH	Germany
88	Nidec ASI Industrial Systems (Beijing) Co., Ltd.	China
89	Nidec ASI SA	France
90	Nidec ASI RO S.r.l.	Romania
91	Nidec ASI VEI	Russia
92	Nidec Anselectric LLC(UAE)	U.A.E.
93	Nidec ASI Japan Corporation	Japan
94	Motortecnica s.r.l.	Italy
95	Avtron Industrial Automation Hong Kong, Ltd.	Hong Kong
96	Avtron Industrial Automation Asia, Ltd.	China
97	Kinetek Luxco S.à.r.l.	Luxembourg
98	Kinetek Italian Holdco 1 S.r.l.	Italy
99	Kinetek Italian Holdco 2 S.r.l.	Italy
100	TEA International S.r.l.	Italy
101	FIR Electromeccanica S.r.l.	Italy
102	Sermed S.à.r.l.	France
103	Merkle-Korff de Mexico S.A. de C.V.	Mexico
104	Kinetek Elevator Import Export & Mfg LLC	Turkey
105	Kinetek de Mexico S de R.L. de C.V.	Mexico
106	Kinetek Asia Holdings III Inc.	U.S.A.
107	Kinetek JH Hong Kong Limited	Hong Kong
108	Guangzhou Kinetek Jinghe Machine Co., Ltd.	China
109	Kinetek Asia Holdings IV, Inc.	U.S.A.
110	Kinetek CMM Hong Kong Limited	Hong Kong
111	Changzhou Kinetek Motor Master Co., Ltd.	China
112	Kinetek UK Ltd.	United Kingdom
113	Valmark Industries, Inc.	U.S.A.
114	Kinetek Asia Holding, Inc.	U.S.A.
115	Kinetek De Sheng (Foshan) Motor Co., Ltd.	China
116	Kinetek Asia Holdings II, Inc.	U.S.A.
117	Kinetek ZX Hong Kong Limited	Hong Kong

No.	Company name in English	Jurisdiction of Incorporation
118	Wuxi Zhongxiu Kinetek Elevator Technology Co., Ltd.	China
119	Kinetek Asia Hong Kong Limited	Hong Kong
120	Foshan Kinetek Commercial Trading Company Limited	China
121	Nidec Elesys Corporation	Japan
122	Nidec Elevator (Qingdao) Co., Ltd.	China
123	Nidec Elesys Americas Corporation	U.S.A.
124	Nidec Elesys (Zhongshan) Corporation	China
125	Nidec Elesys (Thailand) Corporation	Thailand
126	Nidec-Shimpo Corporation	Japan
127	Nidec-Shimpo America Corporation	U.S.A.
128	Nidec-Shimpo Philippines Corporation	Philippines
129	Nidec-Shimpo (Zhejiang) Corporation	China
130	Nidec-Shimpo (Shanghai) International Trading Co., Ltd.	China
131	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
132	Nidec-Shimpo Taiwan Corporation	Taiwan
133	Nidec-Shimpo India Sales & Trading Private Limited	India
134	Nidec-Shimpo do Brasil Importacao,Exportacoa e Comerico de Equipamentos Ltda.	Brazil
135	Nidec-Shimpo Korea Corporation	Korea
136	Nidec-Kyori (Shanghai) Machinery Corporation	China
137	Nidec-Kyori (Zhejiang) Machinery Corporation	China
138	Nidec Minster Corporation	U.S.A.
139	Minster Machine GmbH	Germany
140	Ningbo Minster Industrial Machinery Co., Ltd.	China
141	Metal Forming Group LLC	U.S.A.
142	Press Masters, LLC	U.S.A.
143	Nidec Minster S. de R.L. de C.V.	Mexico
144	Nidec Arisa, S.L.U.	Spain
145	Arisa Servicio Tecnico, S.A.	Spain
146	Nidec Tosok Corporation	Japan
147	Nidec Tosok (Shanghai) Co., Ltd.	China
148	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
149	Nidec Tosok Akiba (Vietnam) Co., Ltd.	Vietnam
150	Nidec Tosok (Zhejiang) Corporation	China
151	Nidec Tosok Uogishi (Pinghu) Corporation	China
152	Nidec Tosok Precision Vietnam Co., Ltd.	Vietnam
153	Nidec Tosok de Mexico, S.A. de C.V.	Mexico
154	Nidec-Read Corporation	Japan
155	Nidec-Read Taiwan Corporation	Taiwan
156	Nidec-Read Korea Corporation	Korea
157	Nidec-Read (Zhejiang) Corporation	China

No.	Company name in English	Jurisdiction of Incorporation
158	LuzCom, Inc.	Japan
159	Nidec Read (Thailand) Co., Ltd.	Thailand
160	Nidec-Read Inspection Canada Corporation	Canada
161	Nidec Copal Corporation	Japan
162	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
163	Nidec Copal (Hong Kong) Co., Ltd.	Hong Kong
164	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
165	Nidec Copal Philippines Corporation	Philippines
166	Nidec Copal (Zhejiang) Co., Ltd.	China
167	Nidec Copal (Thailand) Co., Ltd.	Thailand
168	Nidec Copal (U.S.A.) Corporation	U.S.A.
169	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
170	Copal Yamada Corporation	Japan
171	Nidec Copal Precision(Vietnam) Corporation	Vietnam
172	Nidec Copal Electronics Corporation	Japan
173	Nidec Copal Electronics, Inc.	U.S.A.
174	Nidec Copal Electronics GmbH	Germany
175	Globa Service Inc.	Japan
176	Globa Sales Co., Ltd.	Japan
177	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
178	Nidec Copal Electronics (Korea) Co., Ltd.	Korea
179	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
180	Nidec Copal Electronics Singapore Pte. Ltd.	Singapore
181	Hangzhou Keming Electronics Co., Ltd.	China
182	Nidec Copal Electronics (Taiwan) Co., Ltd.	Taiwan
183	Nidec Sankyo Corporation	Japan
184	Nidec Sankyo Music Box Corporation	Japan
185	Nidec Sankyo Service Engineering Corporation	Japan
186	Nidec Sankyo Electronics (Shanghai) Corporation	China
187	Nidec Sankyo Taiwan Corporation	Taiwan
188	Nidec Sankyo America Corporation	U.S.A.
189	Nidec Sankyo (Thailand) Co., Ltd.	Thailand
190	Nidec Sankyo Singapore Pte. Ltd.	Singapore
191	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
192	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
193	Nidec Sankyo Electronics (Shenzhen) Corporation	China
194	Nidec Sankyo Electronics (Dongguan) Corporation	China
195	Nidec Sankyo Europe GmbH	Germany
196	Nidec Sankyo (Zhejiang) Corporation	China
197	Nidec Sankyo Vietnam Corporation	Vietnam

No.	Company name in English	Jurisdiction of Incorporation
198	Nidec Sankyo Tohoku Corporation	Japan
199	Nidec Sankyo (Dalian) Corporation	China
200	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
201	Nidec Sankyo (Dongguan) Precision Corporation	China
202	PT. Nidec Sankyo Precision Indonesia	Indonesia
203	Nidec Sankyo Vietnam (Hanoi) Corporation	Vietnam
204	Tammy Corporation	Japan
205	SCD Co., Ltd.	Korea
206	SCD (Hong Kong) Co., LTD.	Hong Kong
207	SCD (Guangzhou) Co., LTD.	China
208	Nidec Sankyo C.M.I. Corporation	Japan
209	Higashifuji (Malaysia) Sdn. Bhd.	Malaysia
210	PT. Higashifuji Indonesia	Indonesia
211	Higashifuji Shanghai Co. Ltd.	China
212	Nidec Sankyo Philippines Corporation	Philippines
213	PT. Nagata Opto Indonesia	Indonesia
214	NIDEC SANKYO MEXICO, S.A. de C.V.	Mexico
215	Nidec Seimitsu Corporation	Japan
216	Nidec Seimitsu (Hong Kong) Co., Ltd.	Hong Kong
217	Nidec Seimitsu Motor Technology (Shenzhen) Co., Ltd.	China
218	Nidec Seimitsu Motor Technology (Dongguan) Co., Ltd.	China
219	Nidec Seimitsu Singapore Pte. Ltd.	Singapore
220	PT.Nidec Seimitsu Batam	Indonesia
221	Nidec Seimitsu America Corporation	U.S.A.
222	Nidec Seimitsu Vietnam Corporation	Vietnam
223	Nidec Global Service Corporation	Japan
224	Nidec Total Service (Zhejiang) Corporation	China
225	Green Sun Insurance, Inc.	Micronesia